Exhibit 4.2

SPECIMEN CLASS A COMMON STOCK CERTIFICATE

NUMBER C–[ ]	[ ] SHARES

SEE REVERSE FOR CERTAIN DEFINITIONS	CUSIP [ ]

TRAJECTORY ALPHA ACQUISITION CORP.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

THIS CERTIFIES THAT [     ] IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF THE PAR VALUE OF $0.0001 EACH OF THE CLASS A COMMON STOCK OF

TRAJECTORY ALPHA ACQUISITION CORP.

(THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will be forced to offer to redeem all of the shares of Class A common stock, par value of $0.0001 per share, of the Corporation (the “Class A Common Stock”) in connection with an initial business combination or to redeem all of the shares of the Class A Common Stock if it is unable to complete a business combination by [        ] (unless extended pursuant to, and in accordance with, the Corporation’s amended and restated certificate of incorporation (as further amended, supplemented or otherwise modified from time to time, the “Certificate of Incorporation”)), as more fully described in the Corporation’s final prospectus, dated [        ], 2021.

This certificate is not valid unless countersigned by Continental Stock Transfer & Trust Company, in its capacity as the transfer agent, and registered by the registrar of the Corporation.

Witness the facsimile signature of its duly authorized officers.

By:		By:
	Name:		Name:
	Title:		Title:

TRAJECTORY ALPHA ACQUISITION CORP.

The Corporation will furnish without charge to each stockholder who so requests a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations or restrictions of such preferences and/or rights.

This certificate and the shares represented thereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation and resolutions of the board of directors of the Corporation providing for the issue of securities (copies of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	—	as tenants in common	UNIF GIFT MIN ACT —	Custodian

TEN ENT	—	as tenants by the entireties		(Cust)	(Minor)

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto

(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER(S) OF ASSIGNEE(S))

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

shares of the capital stock represented by the within certificate, and does hereby irrevocably constitute and appoint Attorney to transfer the said shares of capital stock on the books of the within named Corporation with full power of substitution in the premises.

Dated: _____________________

Notice: The signature(s) to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatsoever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (OR ANY SUCCESSOR RULE).

As more fully described in the Corporation’s final prospectus, dated [        ], 2021, the holder(s) of this certificate shall be entitled to receive a pro rata portion of certain funds held in the trust account established in connection with the Corporation’s initial public offering only in the event that (i) the holder(s) seek(s) to redeem for cash his, her or its respective shares of the Class A Common Stock in connection with a tender offer (or proxy solicitation, solely in the event the Corporation seeks stockholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination, (ii) the Corporation redeems the shares of the Class A Common Stock sold in its initial public offering in connection with a stockholder vote to amend the Certificate of Incorporation to modify the substance or timing of the Corporation’s obligation to allow redemptions in connection with an initial business combination or to redeem one-hundred percent (100%) of the Class A Common Stock if it does not consummate an initial business combination by [                ] (or a later date, if such period is extended pursuant to, and in accordance with, the Certificate of Incorporation) or with respect to any other material provision relating to stockholders’ rights or pre-initial business combination activity or (iii) the Corporation redeems the shares of the Class A Common Stock sold in its initial public offering and liquidates because it does not consummate an initial business combination by [                ] (or a later date, if such period is extended pursuant, and in accordance with, to the Certificate of Incorporation). In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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